Contact:   Paul Coghlan                          5:00 EDT
           Vice President, Finance               Tuesday, April 18, 2006
           (408) 432-1900                        US1


LINEAR TECHNOLOGY REPORTS INCREASED REVENUES AND PROFITS OVER THE PRIOR QUARTER.

     Milpitas, California, April 18, 2006, Linear Technology Corporation (NASDAQ-LLTC), a leading, independent manufacturer of high performance linear integrated circuits, today announced that total revenues for its third quarter ended April 2, 2006, of $278,888,000, increased 5% over second quarter total revenues of $265,146,000. The Company also reported that third quarter net income of $110,555,000, or $0.35 diluted earnings per share, increased 7% over second quarter net income of $103,264,000 or $0.33 diluted earnings per share. Sequentially, the Company's cash and short-term investments increased by $74.1 million, net of spending $20.2 million to purchase 532,769 shares of common stock. A cash dividend of $0.15 per share will be paid on May 17, 2006 to stockholders of record on April 28, 2006.

     On a year-over-year basis, fiscal 2006 third quarter total revenues of $278,888,000 decreased 4% from total revenues of $290,734,000 for the third quarter of the previous year. Included in last year's quarterly revenues was a royalty payment of $40,000,000, which represented past royalties under terms of a settlement and license agreement with another company. Subsequent quarterly royalty payments have been immaterial to each individual quarter's total revenues. Net income for the quarter of $110,555,000 or $0.35 diluted earnings per share, ($119,742,000 or $0.38 per share pro forma excluding stock-based compensation as noted below) decreased 9% as compared to $121,633,000 or $0.39 diluted earnings per share ($126,562,000 or $0.40 per share pro forma) reported for the third quarter of last year. Net income for the third quarter of last year was also positively affected by the $40,000,000 royalty payment.

     During this fiscal year, the Company implemented Financial Accounting Standard No. 123R (FAS123R), "Share-based Payment," which requires companies to estimate the cost of all forms of stock-based compensation, including stock options, restricted stock and employee stock purchase plans, and record a commensurate expense in their income statement. For Linear Technology, the total amount of stock-based compensation during this quarter was $13,218,000. Under FAS123R calculations, there was also an increase in estimated diluted shares outstanding. Consequently, pro forma diluted earnings per share, excluding stock-based compensation accounting estimates, would have been $0.38 for the quarter ended April 2, 2006 versus $0.40 on a similar basis for the prior year's quarter.

     According to Lothar Maier, CEO, "Sales and profits for the March quarter increased sequentially from the December quarter. Demand increased resulting in a positive book to bill ratio. Our return on sales was a strong 40%, or 43% on a pro forma basis prior to the impact of stock-based compensation accounting, and we continue to be cash flow positive.

     As we had anticipated, strong sales for domestic and European distributors signaled a solid improvement in our broad based industrial business. Looking ahead, we currently expect this to continue into the June quarter and we are expecting sales and profits to again increase roughly 5%."

     Except for historical information contained herein, the matters set forth in this press release are forward-looking statements. In particular, the statements regarding the demand for our products, our customers' ordering patterns and the anticipated growth of our sales and profits are forward-looking statements. The forward-looking statements are dependent on certain risks and uncertainties, including such factors, among others, as the timing, volume and pricing of new orders received and shipped, the timely introduction of new processes and products, general conditions in the world economy and financial markets and other factors described in our 10-K for the fiscal year ended July 3, 2005.

     Company officials will be discussing these results in greater detail in a conference call tomorrow, Wednesday, April 19, 2006 at 8:30 a.m. Pacific Coast Time. Those investors wishing to listen in may call (719) 234-0008 before 8:15 a.m. to be included in the audience. There will be a live webcast of this conference call that can be accessed through www.linear.com or www.streetevents.com. A replay of the conference call will be available from April 19 through April 25, 2006. You may access this post view by calling (719) 457-0820 and entering reservation #2022842. An archive of the webcast will also be available at www.linear.com and www.streetevents.com as of April 19, 2006 until the third quarter earnings release next year.

     Linear Technology Corporation, a manufacturer of high performance linear integrated circuits, was founded in 1981, became a public company in 1986 and joined the S&P 500 index of major public companies in 2000. Linear Technology products include high performance amplifiers, comparators, voltage references, monolithic filters, linear regulators, DC-DC converters, battery chargers, power supply modules, data converters, communications interface circuits, RF signal conditioning circuits, and many other analog functions. Applications for Linear Technology's high performance circuits include telecommunications, cellular telephones, networking products such as optical switches, notebook and desktop computers, computer peripherals, video/multimedia, industrial instrumentation, security monitoring devices, high-end consumer products such as digital cameras and MP3 players, complex medical devices, automotive electronics, factory automation, process control, and military and space systems. For more information, visit www.linear.com.

     For  further   information   contact  Paul  Coghlan  at  Linear  Technology
Corporation,   1630  McCarthy  Blvd.,  Milpitas,  California  95035-7417,  (408)
432-1900.

                          LINEAR TECHNOLOGY CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                GAAP (unaudited)

                                                Three Months Ended      Nine Months Ended
                                                ------------------      -----------------
                                                April 2,    April 3,   April 2,    April 3,
                                                 2006        2005        2006        2005
                                               --------    --------    --------    --------
Net sales                                      $278,888    $250,734    $800,047    $753,883
Royalty revenue                                      --      40,000          --      40,000
                                               --------    --------    --------    --------
     Total revenue                              278,888     290,734     800,047     793,883
                                               --------    --------    --------    --------
Cost of sales (1)                                60,021      56,600     174,785     165,329
                                               --------    --------    --------    --------
     Gross profit                               218,867     234,134     625,262     628,554
                                               --------    --------    --------    --------

Expenses:

     Research & development (1)                  40,982      36,002     116,801      99,049
     Selling, general & administrative (1)       32,252      32,172      95,733      81,551
                                               --------    --------    --------    --------
                                                 73,234      68,174     212,534     180,600
                                               --------    --------    --------    --------
Operating income                                145,633     165,960     412,728     447,954
Interest income, net                             13,439       7,802      37,633      20,514
                                               --------    --------    --------    --------

Income before income taxes                      159,072     173,762     450,361     468,468
Provision for income taxes                       48,517      52,129     137,361     140,541
                                               --------    --------    --------    --------

Net income                                     $110,555    $121,633    $313,000    $327,927
                                               ========    ========    ========    ========

Earnings per share:
     Basic                                     $   0.36    $   0.39    $   1.02    $   1.07
                                               ========    ========    ========    ========
     Diluted                                   $   0.35    $   0.39    $   1.00    $   1.04
                                               ========    ========    ========    ========

Shares used in the calculation of
   earnings per share:
     Basic                                      306,136     307,960     305,873     307,811
                                               ========    ========    ========    ========
     Diluted                                    314,046     315,617     314,326     316,452
                                               ========    ========    ========    ========

Pro forma earnings per share excluding
   the effects of stock-based compensation:
     Basic                                     $   0.39    $   0.41    $   1.11    $   1.10
                                               ========    ========    ========    ========
     Diluted                                   $   0.38    $   0.40    $   1.09    $   1.07
                                               ========    ========    ========    ========

Pro forma shares used in the calculation
    of pro forma earnings per share:
     Basic                                      306,136     307,960     305,873     307,811
                                               ========    ========    ========    ========
     Diluted                                    312,088     315,617     312,383     316,452
                                               ========    ========    ========    ========


(1) Includes stock-based compensation charges as follows:

Cost of sales                                     2,323         720       5,836       2,016
Research and development                          5,878       1,849      17,331       5,218
Sales, general and administrative                 5,017       4,473      17,120       7,905
                                               --------    --------    --------    --------
Total stock-based compensation                   13,218       7,042      40,287      15,139
                                               ========    ========    ========    ========

                          LINEAR TECHNOLOGY CORPORATION
              RECONCILIATION OF NET INCOME TO PRO FORMA NET INCOME
                    (In thousands, except per share amounts)
                              NON-GAAP (unaudited)

                                                  Three Months Ended           Nine Months Ended
                                                  ------------------           -----------------
                                                 April 2,      April 3,      April 2,      April 3,
                                                  2006           2005          2006          2005
                                                ---------     ---------     ---------     ---------
Net income                                      $ 110,555     $ 121,633     $ 313,000     $ 327,927

Adjustments to reconcile net income to pro
    forma net income:
        Stock-based compensation                   13,218         7,042        40,287        15,139
        Tax effect                                 (4,031)       (2,113)      (12,287)       (4,542)
                                                ---------     ---------     ---------     ---------
Pro forma net income                              119,742       126,562       341,000       338,524
                                                =========     =========     =========     =========

Pro forma earnings per share excluding
    the effects of stock-based compensation:
     Basic                                      $    0.39     $    0.41     $    1.11     $    1.10
                                                =========     =========     =========     =========
     Diluted                                    $    0.38     $    0.40     $    1.09     $    1.07
                                                =========     =========     =========     =========

Shares used in the calculation of pro
    forma earnings per share:
     Basic                                        306,136       307,960       305,873       307,811
                                                =========     =========     =========     =========
     Diluted                                      312,088 (1)  315,617        312,383 (1)   316,452
                                                =========     =========     =========     =========

(1) Excludes 1,958 and 1,943 shares for the three and nine months ended April 2, 2006, respectively, to conform diluted outstanding shares calculated under FAS123R to diluted shares calculated under prior accounting standards


FAS123R - Share-Based Payment became effective and was adopted by the Company during the quarter ended October 2, 2005. FAS123R requires the Company to estimate the cost of all forms of stock-based compensation, including employee stock options, and to record a commensurate expense in the income statement. To supplement our consolidated financial statements presented in accordance with GAAP, we have shown above a non-GAAP (pro forma) presentation of the Company's earnings per share, which is adjusted to reflect the GAAP results to exclude all stock-based compensation. This non-GAAP presentation of earnings per share is provided to enhance the user's overall understanding of the Company's historical financial performance and comparability between periods. We believe the non-GAAP results provide useful information to investors by excluding stock-based compensation particularly during this transitional period when many companies are initially adopting the provisions of FAS123R.

                          LINEAR TECHNOLOGY CORPORATION
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                             (Dollars in thousands)


                                                  April 2,     July 3,
                                                   2006          2005
                                               (unaudited)    (audited)
                                                ----------    ----------
ASSETS

Current assets:
     Cash, cash equivalents and
        short-term investments                  $1,915,721    $1,790,912



     Accounts receivable, net of
        allowance for doubtful
        accounts of $1,808 ($1,713
        at July 3, 2005)                           148,597       125,864

     Inventories                                    37,986        34,328

     Deferred tax assets and other
        current assets                              73,040        56,205
                                                ----------    ----------
     Total current assets                        2,175,344     2,007,309
                                                ----------    ----------

Property, plant & equipment, net                   242,722       221,028
Other noncurrent assets                             48,663        57,897
                                                ----------    ----------
Total assets                                    $2,466,729    $2,286,234
                                                ==========    ==========


                                                 April 2,       July 3,
                                                   2006          2005
                                               (unaudited)     (audited)
                                                ----------    ----------

  LIABILITIES & STOCKHOLDERS ' EQUITY

Current liabilities:
   Accounts payable                             $   13,762    $   11,800

   Accrued income taxes, payroll &
      other accrued liabilities                    151,771       152,231

   Deferred income on shipments
      to distributors                               47,764        43,708
                                                ----------    ----------
        Total current liabilities                  213,297       207,739
                                                ----------    ----------
Deferred tax and other long-term
   liabilities                                      68,066        71,461

Stockholders' equity:

   Common stock                                  1,030,970       926,763
   Retained earnings                             1,159,514     1,083,110
   Accumulated other comprehensive
      income                                        (5,118)       (2,839)
                                                ----------    ----------
        Total stockholders' equity               2,185,366     2,007,034
                                                ----------    ----------
                                                $2,466,729    $2,286,234
                                                ==========    ==========